EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT between TIMOTHY SULLIVAN, residing at 5809 Highland Drive, Chevy Chase, MD 20815 ("Employee"), and INFORMAX, INC., a Delaware corporation with offices at 6010 Executive Boulevard, 10th floor, North Bethesda, Maryland 20852 ("InforMax") is entered into as of 1 April 1999, (the "Effective Date") and sets forth the terms and conditions of Employee's continued employment by InforMax.

                                   WITNESSETH

         WHEREAS, Employee is presently employed by InforMax and is the Senior Vice President, Marketing and Sales of InforMax; and

         WHEREAS, InforMax believes that it is in the best interest of InforMax to assure the continued services of Employee on behalf of InforMax under the terms and conditions set forth herein; and

         NOW THEREFORE, in consideration of the premises and of the mutual covenants and conditions contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

         1. EMPLOYMENT. InforMax hereby employs Employee and Employee hereby accepts continued employment with InforMax upon the terms and conditions set forth in this Agreement. Employee's principal titles and responsibilities shall be that of Senior Vice-President, Sales and Marketing, reporting to the Chief Operating Officer ("COO"), as well as to the Chief Executive Officer ("CEO"). Employee shall perform such reasonable duties consistent with these titles as shall be assigned to him from time to time by the COO and/or the CEO of the InforMax, with the CEO having superiority.

         2. TERM OF AGREEMENT. The term of this agreement shall commence on the Effective Date, and, except as otherwise provided herein, shall terminate on March 31, 2003. The Agreement shall automatically renew for additional terms of one (1) year unless, not less than ninety (90) days before the next termination date of the Agreement, either party provides notice in writing to the other that it does not intend to renew the Agreement.

         3.       COMPENSATION.

                  (a) Base Salary. InforMax shall pay, and Employee shall accept, during the term of this Agreement, as compensation for services rendered hereunder an annual salary of $150,000 payable in semi-monthly payments plus a commission of one percent (1%) of software license revenue and professional service revenues payable monthly on actual monies received by InforMax the previous month.

                  (b) Stock Options. Employee shall be granted an option to purchase up to 375,000 shares of non-voting common stock at $0.50 per share ("Option") in accordance with InforMax's Equity Incentive Compensation Plan a copy of which is attached as Exhibit A (the "Plan") which will vest over forty-eight months. Option vesting shall be accelerated based on sales performance in excess of the vesting set forth in the Plan as follows:

                           If cumulative gross sales for InforMax, excluding government contract sales, are at least $13,000,000 by Dec 31, 1999, then an additional 85,932 shares subject to the Option shall be deemed vested and may be exercised by Employee in addition to any other shares that may have vested by such time.

                           If cumulative gross sales for the year for InforMax, excluding government contract sales, are at least $25,000,000 by Dec 31, 2000, then an additional 85,932 shares subject to the Option shall be deemed vested and may be exercised by Employee on or after that time in addition to any other shares that may have vested by such time.

                           If cumulative gross sales for the year for InforMax, excluding government contract sales, are at least $35,000,000 by Dec 31, 2001, then an additional 85,932 shares subject to the option shall be deemed vested and may be exercised by Employee in addiiton to any other shares that may have vested by such time.

The maximum number of shares purchasable under the Option grant shall be 375,000 shares. Options and vesting shall be governed by the Plan and any amendments made thereto. Should the Plan permit accelerated vesting at the time of an Initial Public Offering, then Employee shall have such rights as are described by the Plan.

                  (c) Benefit Plans. Employee shall be entitled to participate in such benefit plan(s) of InforMax now in existence or which may hereafter during the term of this Agreement become effective for senior executives of InforMax. Nothing in this Section 3(c) shall be deemed to prevent InforMax from altering or abolishing any of such plans or benefits provided that all such senior executives are treated equally.

                  (d) Vacation. During the term of this Agreement, Employee shall be entitled to three (3) weeks paid vacation in accordance with the established policy of InforMax, or such other greater number of days pursuant to an amended policy in effect at the relevant time. Employee also shall be entitled to all paid holidays and personal days given by InforMax.

                  (e)      Expenses.  InforMax  shall  promply pay or  reimburse
Employee upon submission of vouchers or receipts for all reasonable out-of-pocket expenses for entertainment, travel, meals, hotel accommodations and the like, incurred by him that are reasonably related to the performance of his duties.

                  (f) Withholding. Employee acknowledges that InforMax may withhold from amounts payable to Employee under this Agreement with respect to certain income, unemployment and social security taxes required to be withheld from the wages of employees under applicable Federal, State, and local law. No other taxes, fees, impositions, duties or other charges of any kind shall be deducted or withheld from amounts payable hereunder, unless otherwise required by law or agreed to by Employee.

         4. TERMINATION OF EMPLOYMENT. Nothwithstanding any provisions herein to the contrary, Employee's employment with InforMax may be terminated prior to the completion of the term described in Section 2 of this Agreement, subject to the following terms and conditions:

                  (a) Termination for Cause. InforMax may terminate Employee's employment at any time for Cause. For the purpose of this Agreement, the term "Cause" shall mean Employee's (1) willful misconduct; (2) gross negligence or incompetence in the performance of his duties for more than five
(5) days after receiving written notice from InforMax on the grounds of purported failure to perform and corresponding failure by Employee to cure such failure to perform within such notice period; (3) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order in performance of his duties; or (4) material breach of any provision of this Agreement.

                  (b) Termination Without Cause upon a Change of Control. InforMax shall pay Employee a sum equal to his annual base salary plus earned commissions for the previous twelve (12) months at the time of a "Change in Control" upon termination by InforMax of Employee's employment without Cause within 180 days of a "Change in Control". For the purposes of this Section a "Change of Control" of the Company shall be deemed to have occurred if (i) any person or entity other than a person currently a beneficial owner of the Company's securities becomes, after the date hereof, the beneficial owner of securities of the Company representing 50% of more of the combined voting power of the Company's then outstanding securities, or (ii) the Company sells all or substantially all of the assets of the Company.

                  (c) Termination Without Cause other than upon a Change of Control. InforMax shall pay Employee a lump-sum cash payment in an amount equal to fifty percent (50%) of his annual salary plus fifty percent (50%) of his earned commissions for the previous twelve (12) months upon termination by InforMax of Employee's employment without Cause other than as provided in
Section 4(b) above. The severance payment shall be paid to Employee in cash as promptly as practicable, but in no event later than thirty (30) days following the termination of his employment. Employee's Options will continue to vest until the end of the sixth month after termination without Cause. Employee acknowledges that any options exercised after ninety (90) days from termination will not be considered qualified options.

                  (d) Termination by Employee for Breach by InforMax. In the event that InforMax breaches this Agreement in any material respect and fails to cure the breach within thirty (30) days of written notice, Employee may terminate his employment. In the event of such termination, InforMax shall pay Employee a lump-sum cash payment in an amount equal to fifty percent (50%) of his annual salary plus fifty percent (50%) of his earned commissions for the previous twelve (12) months. The severance payment shall be paid to Employee in cash as promptly as practicable, but in no event later than thirty (30) days following such termination.

                  (e) Voluntary Termination by Employee without Cause. Any termination of Employee's employment by resignation, retirement or any other action of Employee for any reason other than as set forth in section 4(d) shall be deemed to be a "Voluntary Termination." Employee shall give InforMax thirty
(30) days notice of a Voluntary Termination.

                  (f) Payment Upon Termination For Cause or Voluntary Termination. InforMax's obligation to pay Employee any and all compensation and benefits shall cease in the event of a Termination for Cause or a Voluntary Termination, and InforMax shall not be liable for any further payments to Employee hereunder except for accrued salary, accrued vacation days, reimbursement of appropriate expense vouchers, applicable indemnification obligations and other benefit continuation obligations imposed by law.

         5. DEVOTION OF TIME. Except for vacations as provided herein and absences due to temporary illness or family emergencies, Employee agrees to devote his business time, best efforts and undivided attention and energies during the term of this Agreement to the performance of his duties and to advance InforMax's interests. During the term of this Agreement, Employee shall not, without the prior written approval of the Board of Directors, or its designee, be engaged in any other business activity which, in the reasonable judgment of the Board of Directors, conflicts with the duties of Employee, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, but this restriction shall not be construed as preventing Employee from investing his assets in such form or manner as will not require the performance of services of Employee in the operations of the affairs of the enterprises or companies in which said investments are made. Notwithstanding the foregoing, services which are neither substantial nor significant, individually or in the aggregate, shall be permitted with respect to investments of Employee provided that they shall not have an adverse effect on Employee's duties hereunder.

         6. NON-COMPETITION. Employee agrees that during the period of Employee's employment by InforMax and for a period of either (i) one (1) year after termination of this

Agreement for any reason other than those set forth in Section 4(c) and 4(d) above or (ii) for a period of six months after termination of this Agreement pursuant to section 4(c) and 4(d) above:

                  (i) Employee will not solicit business from or perform work for any of InforMax's past or present clients, or any of InforMax's prospective clients to whom InforMax has made a written proposal within six (6) months prior to any termination of Employee's employment with InforMax, either directly or indirectly, for the benefit of anyone other than InforMax, or participate or assist in any way in the solicitation of business from or performance of work for any such clients, as an independent contractor or consultant to any other entity unless the business being solicited or the work being performed is not the Same Business as that in which InforMax is engaged. As used in this Agreement, the term "Same Business" means any business in which the InforMax is currently engaged at the time of termination or any business in which the Board of Directors has approved, in its minutes, plans to enter.

                  (ii) Employee will not divert, solicit, or pirate on Employee's behalf, or on the behalf of any other employer, person, entity, any employee of InforMax, or directly or indirectly induce attempt to influence any such employee to leave InforMax's employment.

                  (iii) Employee will not, directly or indirectly, on Employee's behalf or in the service or on behalf of others, render or be retained to render services whether as an officer, partner, trustee, consultant, or employee, for any business engaged in the Same Business as InforMax including but not limited to any customer of InforMax for whom Employee has provided services during Employee's employment with InforMax, unless the same is provided solely to that portion or unit of any such business that is not engaged in the Same Business.

                  (iv) The business of InforMax is international in scope and the restrictions of this paragraph shall accordingly apply worldwide.

         7. NONDISCLOSURE OF PROPRIETARY INFORMATION. Both during and after the term of this Agreement, Employee agrees to preserve and protect the confidentiality of Proprietary Information as defined in Section 8 below. In addition, Employee will not (i) disclose or disseminate Proprietary Information to any third party, including employees of InforMax without a need to know, or
(ii) use Proprietary Information for his own benefit or for the benefit of any third party. If Employee receives information with uncertain confidentiality, he agrees to treat the information as Proprietary Information until management has verified to him that such information is neither confidential nor proprietary.

         8. DEFINITION OF PROPRIETARY INFORMATION. Proprietary Information is defined as information regarding InforMax's current and planned business activities, including (i) information which relates to InforMax's actual or anticipated products, software, research inventions, processes, techniques, designs or other technical data; (ii) information regarding administrative, financial or marketing activities of InforMax; (iii) information received from InforMax clients and other third parties; and (iv) any materials or documents containing any of the above information. Proprietary Information does not include information which is or becomes publicly available without a breach of this Agreement by Employee or any information that Employee is obligated to disclose to third parties by law.

         9. RETURN OF PROPRIETARY INFORMATION. Upon termination of his employment with InforMax, Employee agrees to deliver to InforMax all documents and other tangibles including diskettes and other electronic or other storage media containing Proprietary Information.

         10. TRADE SECRETS. Employee understands and agrees that the covenants, restrictions and prohibitions against disclosure of Proprietary Information set forth in this Agreement are in addition to, and not in lieu of, any rights or remedies which InforMax may have available pursuant to the laws of any jurisdiction or at common law to prevent disclosure of trade secrets or proprietary information, and the enforcement by InforMax of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

         11. OWNERSHIP OF WORKS. During the time Employee is employed by InforMax, InforMax shall own all rights, including all trade secrets and copyrights, in and to the following works created by Employee whether created on InforMax's premises or at some other location: (i) works which relate to or are derived from the actual or anticipated business of InforMax and (ii) works which result from or are derived from any task assigned to Employee or work performed by Employee for InforMax (collectively, the "Works"). InforMax shall own such Works even if created outside normal working hours and regardles of whether Employee's own equipment or InforMax's equipment was used to create the Works. Such Works shall include program codes and documentation. To the extent that any such Works do not qualify as works made for hire under U.S. copyright law, this Agreement will constitute an irrevocable assignment by Employee to InforMax of the ownership of, and all rights of copyright in, such Works. Employee agrees to give InforMax or its designees all assistance reasonably required to perfect such rights provided that following termination of this Agreement, InforMax shall reimburse Employee for his reasonable time and expense in assisting with such matters.

         12. INVENTIONS. If Employee individually or jointly makes or conceives of any invention, technique, process, or other know-how, whether patentable or not, in the course of performing services for InforMax, which relates in any manner to the actual or anticipated business of InforMax or results from any task assigned to Employee or work performed by Employee for InforMax (collectively, "Inventions"), Employee will and hereby does assign to InforMax his entire right, title and interest in such Inventions. Employee will disclose any such Inventions to an officer of InforMax and will, upon request, promptly sign a specific assignment of title to InforMax, and do anything else reasonably necessary to enable InforMax to secure patents, trade secret or any other proprietary rights in the United States or foreign countries, provided that following termination of this Agreement, InforMax shall reimburse Employee for his reasonable time and expense in assisting with such matters. Any Inventions Employee has made or conceived before the effective date of this Agreement are listed and described on Schedule A attached hereto. These items are excluded from this Agreement.

         13.      INDEMNIFICTION.  InforMax  shall  indemnify  and hold harmless
Employee in his capacity as an officer as provided in the certificate of incorporation and by-laws of InforMax, as amended from time to time. This provision shall in no manner limit InforMax's right to amend its certificate of incorporation or by-laws.

         14. ASSIGNABILITY. This Agreement and all rights hereunder are personal to Employee and shall not be assignable except in accordance with the laws of descent and distribution, and any purported assignment in violation thereof shall not be valid or binding on InforMax. This Agreement, however, shall inure to the benefit of, and be binding upon each successor of InforMax, whether resulting from a merger or consolidation or to the recipient of all or substantially all of the assets of InforMax (and such successor shall thereafter be deemed the same as InforMax for purposes of this Agreement). This Agreement shall in no way restrict InforMax's right to merge, consolidate, sell all or substantially all of its assets or engage in any business combination or other transaction of any nature.

         15. ENTIRE AGREEMENT. This Agreement, including Exhibit A and any Schedule A, supersedes and replaces any and all present, written or oral, agreements of employment between the parties hereto, and all such agreements are hereby deemed canceled, revoked, and of no further force or effect.

         16. ACKNOWLEDGMENT. The restrictions contained in Section 6 of this Agreement are considered reasonable by Employee and InforMax, and it is the desire of both parties that such restrictions and other provisions of this Agreement be enforced to the fullest extent permissible under the laws and the public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any such restriction or provision shall be found to be void or invalid but would be valid if some part thereof were deleted or the period or area of application reduced, such restriction or provisions shall apply with such modification as shall be necessary to make it valid and effective. A deletion resulting from any adjudication shall occur only with respect to the operation of the provision or a portion thereof affected in the particular jurisdiction in which such adjudication is made, and each court or other body having jurisdiction with respect to the enforcement of the provisions of Section 6 of this Agreement are hereby empowered to modify by reduction, rather than deletion, the time periods or other restrictions referred to therein.

         17. MODIFICATION. This Agreement constitutes the whole agreement of employment of Employee by InforMax and there are no terms other than those stated herein. No variation hereof shall be deemed valid unless in writing and signed by the parties hereto, and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties hereto and by a writing signed by the parties hereto. No waiver by either party of any provision or condition of this Agreement by him or it to be performed shall be deemed a waiver of similar or dissimilar provisions and conditions at the same time or any prior or subsequent time.

         18. NOTICES. Any notice, statement, report, request or demand required or permitted to be given by this Agreement shall be in writing, and shall be sufficient if addressed and sent by certified mail, return receipt requested, to the parties at the addresses set forth above or at such other place that either party may designate by notice to the other.

         19. EQUITABLE RELIEF/PAYMENT OF FEES. The parties to this Agreement agree that each of them shall be entitled, in addition to any other remedies they may have under this Agreement, at law, or otherwise, to immediate injunctive and other equitable relief to prevent or curtail any breach of this Agreement. Each party agrees to indemnify the other party for all reasonable costs and attorneys' fees incurred in enforcing this Agreement should the first such party prevail in any litigation over a breach of any provision of this Agreement.

         20. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Maryland (regardless of the laws that might otherwise govern under applicable principles or conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         21. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         22. LIMITED AGREEMENT. This Agreement is intended by the parties to govern only those rights and obligations described herein, and it is not the parties' intent to abrogate any other rights in favor of Employee or InforMax provided under Federal or State Law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                       InforMax, Inc.


                                       By:  /s/ Alex Titomirov
                                          ---------------------------
                                            Alex Titomirov
                                            Chairman, CEO



                                       Employee:

                                            /s/ Timothy Sullivan
                                          ---------------------------
                                            Timothy Sullivan